                    INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR5

                                FINAL TERM SHEET

                           [INDYMAC BANK, F.S.B. LOGO]

                           $623,793,100 (APPROXIMATE)

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                              INDYMAC BANK, F.S.B.
                          SPONSOR, SELLER AND SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MARCH 31, 2006
                    INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR5

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2006

                                   ----------

The following classes of certificates are being offered pursuant to this free writing prospectus:

              INITIAL CLASS                                   INITIAL CLASS
               CERTIFICATE                                     CERTIFICATE
  CLASS        BALANCE(1)     PASS-THROUGH RATE     CLASS       BALANCES      PASS-THROUGH RATE
-----------   -------------   -----------------   ---------   -------------   -----------------

Class 1-A-1    $210,047,000      Variable(2)      Class A-R    $       100       Variable(2)
Class 1-A-2    $ 23,339,000      Variable(2)      Class B-1    $16,198,000       Variable(2)
Class 2-A-1    $321,352,000      Variable(2)      Class B-2    $10,481,000       Variable(2)
Class 2-A-2    $ 35,706,000      Variable(2)      Class B-3    $ 6,670,000       Variable(2)

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                                     SUMMARY

ISSUING ENTITY

IndyMac INDX Mortgage Loan Trust 2006-AR5, a common law trust formed under the laws of the State of New York.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its
telephone number is (800) 669-2300.

TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville,
Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration IN06A5, and its telephone number is (714) 247-6000.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For each mortgage loan, the later of March 1, 2006 and the origination date of that mortgage loan.

CLOSING DATE

On or about March 30, 2006.

INTEREST SHORTFALL PAYMENTS

To the extent needed to make required interest distributions on the offered certificates on or prior to the distribution date in May 2006, IndyMac Bank,
F.S.B. will deposit an amount to offset shortfalls in interest collections arising from the inclusion of newly originated loans that do not have a payment due date in the due period related to the first distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of two loan groups. Each loan group will consist primarily of 30-year conventional, adjustable rate mortgage loans secured by first liens on one-to-four family residential properties. The mortgage rate on each mortgage loan is adjustable based on a specified index after a ten-year period during which the mortgage rate is fixed.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $635,227,686, approximately $251,087,830 of which are group 1 mortgage loans and approximately $384,139,856 of which are group 2 mortgage loans. The group 1 mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac. The group 2 mortgage loans have original principal balances that may or may not conform to the guidelines of Fannie Mae and Freddie Mac.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance                                 $251,087,830
Geographic Concentrations in excess of 10%:
   California                                                             57.64%
Weighted Average Original LTV Ratio                                       70.58%

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Weighted Average Mortgage Rate                                            6.385%
Range of Mortgage Rates                                         5.000% to 8.500%
Average Current Principal Balance                                       $284,358
Range of Current Principal Balances
                                                             $48,365 to $751,000
Weighted Average Remaining Term to Maturity
                                                                      360 months
Weighted Average FICO Credit Score
                                                                             707
Weighted Average Gross Margin                                             2.723%
Weighted Average Maximum Mortgage Rate                                   11.533%
Weighted Average Minimum Mortgage Rate                                    2.723%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                                 $384,139,856
Geographic Concentrations in excess of 10%:
   California                                                             79.11%
Weighted Average Original LTV Ratio                                       70.52%
Weighted Average Mortgage Rate                                            6.272%
Range of Mortgage Rates                                         5.000% to 8.000%
Average Current Principal Balance                                       $645,613
Range of Current Principal Balances
                                                          $419,000 to $3,000,000
Weighted Average Remaining Term to Maturity
                                                                      360 months
Weighted Average FICO Credit Score
                                                                             719
Weighted Average Gross Margin                                             2.685%
Weighted Average Maximum Mortgage Rate                                   11.463%
Weighted Average Minimum Mortgage Rate                                    2.685%

As of the cut-off date, the aggregate mortgage loans had the following characteristics:

Aggregate Current Principal Balance                                 $635,227,686
Geographic Concentrations in excess of 10%:
   California                                                             70.63%
Weighted Average Original LTV Ratio                                       70.54%
Weighted Average Mortgage Rate                                            6.317%
Range of Mortgage Rates                                         5.000% to 8.500%
Average Current Principal Balance                                       $429,789
Range of Current Principal Balances
                                                           $48,365 to $3,000,000
Weighted Average Remaining Term to Maturity
                                                                      360 months
Weighted Average FICO Credit Score
                                                                             715
Weighted Average Gross Margin                                             2.700%
Weighted Average Maximum Mortgage Rate                                   11.491%
Weighted Average Minimum Mortgage Rate                                    2.700%

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue twelve classes of certificates, eight of which are offered by this free writing prospectus and the accompanying prospectus:

                              RELATED        INITIAL
                               LOAN     CLASS CERTIFICATE                            FINAL SCHEDULED     INITIAL RATING
           CLASS               GROUP       BALANCE (1)               TYPE           DISTRIBUTION DATE   (MOODY'S/S&P)(3)
---------------------------   -------   -----------------   ---------------------   -----------------   ----------------

OFFERED CERTIFICATES
1-A-1......................      1         $210,047,000          Senior/Super          May 25, 2036          Aaa/AAA
                                                            Senior/Variable Rate
1-A-2......................      1         $ 23,339,000        Senior/Support/         May 25, 2036          Aaa/AAA
                                                                Variable Rate
2-A-1......................      2         $321,352,000          Senior/Super          May 25, 2036          Aaa/AAA
                                                             Senior/Variable Rate
2-A-2......................      2         $ 35,706,000        Senior/Support/         May 25, 2036          Aaa/AAA
                                                                 Variable Rate
A-R........................      1         $        100     Senior/REMIC Residual      May 25, 2036          Aaa/AAA
B-1........................   1 and 2      $ 16,198,000          Subordinate/          May 25, 2036          Aa2/AA
                                                                Variable Rate
B-2........................   1 and 2      $ 10,481,000          Subordinate/          May 25, 2036           A2/A
                                                                Variable Rate
B-3........................   1 and 2      $  6,670,000          Subordinate/          May 25, 2036         Baa2/BBB
                                                                Variable Rate
NON-OFFERED CERTIFICATES(4)
Class P....................   1 and 2      $        100       Prepayment Charges            N/A
Class B-4..................   1 and 2      $  6,035,000          Subordinate/          May 25, 2036
                                                                Variable Rate
Class B-5..................   1 and 2      $  3,176,000          Subordinate/          May 25, 2036
                                                                Variable Rate
Class B-6..................   1 and 2      $  2,223,586          Subordinate/          May 25, 2036
                                                                Variable Rate

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill
     Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S").
     The Class P, Class B-4, Class B-5 and Class B-6 Certificates are not
     offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class P, Class B-4, Class B-5 and Class B-6 Certificates are not
     offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

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The certificates also will have the following characteristics:

                           INITIAL PASS-THROUGH                                                 INTEREST ACCRUAL
          CLASS                  RATE (1)         PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
------------------------   --------------------   -----------------   -----------------------   ----------------

OFFERED CERTIFICATES
1-A-1...................          6.0041%                (2)             calendar month (3)        30/360 (4)
1-A-2...................          6.0041%                (2)             calendar month (3)        30/360 (4)
2-A-1...................          5.8916%                (2)             calendar month (3)        30/360 (4)
2-A-2...................          5.8916%                (2)             calendar month (3)        30/360 (4)
A-R.....................          6.0041%                (2)             calendar month (3)        30/360 (4)
B-1.....................          5.9361%                (5)             calendar month (3)        30/360 (4)
B-2.....................          5.9361%                (5)             calendar month (3)        30/360 (4)
B-3.....................          5.9361%                (5)             calendar month (3)        30/360 (4)
NON-OFFERED CERTIFICATES
Class P.................            (6)                  (6)                    N/A                    N/A
Class B-4...............          5.9361%                (5)             calendar month (3)        30/360 (4)
Class B-5...............          5.9361%                (5)             calendar month (3)        30/360 (4)
Class B-6...............          5.9361%                (5)             calendar month (3)        30/360 (4)

(1)  Reflects the expected interest rate as of the closing date.

(2)  The pass-through rate for these classes of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.

(3)  The interest accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(4)  Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5)  For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of (x) the weighted average of the adjusted net mortgage rates of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the prior calendar month (after giving effect to principal prepayments received in the prepayment period relating to that first day), minus the aggregate class certificate balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

(6)  The Class P Certificates will not accrue any interest.

See "Description of the Certificates" in this free writing prospectus.

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DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION                         CLASS OF CERTIFICATES
--------------------------   ---------------------------------------------------
Senior Certificates:         Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2
                             and Class A-R Certificates
Subordinated Certificates:   Class B-1, Class B-2, Class B-3, Class B-4, Class
                             B-5 and Class B-6 Certificates
Group 1 Certificates         Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Certificates         Class 2-A-1 and Class 2-A-2 Certificates
Offered Certificates:        Senior Certificates, Class B-1, Class B-2 and
                             Class B-3 Certificates

RECORD DATE

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$100,000 and multiples of $1,000 in excess thereof.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for April 25, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-6.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

o    interest accrued at the applicable pass through rate during the related interest accrual period on the class certificate balance immediately prior to that distribution date; and

o    any interest remaining unpaid from prior distribution dates; less

o    any net interest shortfalls allocated to that class for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of
0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amounts (which is interest due on a prior distribution date that was not paid on a prior distribution date)
will be payable as and to the extent described in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

     o    prepayments on the mortgage loans; and

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     o    reductions in the interest rate on the related mortgage loans due to
          Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully in this free writing prospectus under "Description of the Certificates -- Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under "-- Priority of Distributions
Among Certificates," interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o    all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o    net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o    subsequent recoveries with respect to mortgage loans in that loan group;

o    partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

o    any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o    the servicing fee and additional servicing compensation due to the servicer;

o    the trustee fee due to the trustee;

o    any lender paid mortgage insurance premiums

o    amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class P
     Certificates); and

o    all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from the amount available for distribution to the certificateholders will reduce the amount that could be distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

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Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o    to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

o    to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o    to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1
     Certificates, in each case subject to the limitations set forth below; and

o    from any remaining available amounts, to the Class A-R Certificates.

PRINCIPAL DISTRIBUTIONS

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o    in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the aggregate stated principal balance of the mortgage loans in the loan group and

o    in the case of principal prepayments on the mortgage loans related to a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

o    no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

o    if the subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

See "Description of the Certificates--Principal" in this free writing prospectus.

Senior Certificates:

One each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

          Distributions with Respect to Loan Group 1

(1)  to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2)  concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

          Distributions with Respect to Loan Group 2

Concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

SUBORDINATED CERTIFICATES; APPLICABLE CREDIT SUPPORT PERCENTAGE TRIGGER:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as

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principal of the subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from both loan groups; provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes
(referred to as "restricted classes"), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

REQUIRED REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates.

Additionally, as described above under "-- Principal Distributions," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates'
pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this free writing prospectus and "Credit Enhancement -- Subordination" in this free writing prospectus and in the prospectus.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance of the senior certificates of the undercollateralized group equals the aggregate stated
principal balance of the mortgage loans in that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the

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                                       11

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available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984
as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

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                                       12

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank,
F.S.B. or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-AR5 will consist of the
Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class A-R, Class B-1, Class
B-2, Class B-3, Class B-4, Class B-5, Class B-6 Certificates and Class P
Certificates. Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the offered certificates) are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                      CLASSES OF CERTIFICATES
---------------------------   --------------------------------------------------------------------------------

    Senior Certificates        Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2 and Class A-R Certificates
 Subordinated Certificates    Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
Group 1 Senior Certificates                 Class 1-A-1, Class 1-A-2 and Class A-R Certificates
Group 2 Senior Certificates                       Class 2-A-1 and Class 2-A-2 Certificates
   Private Certificates                   Class B-4, Class B-5, Class B-6 and Class P Certificates

     The certificates are generally referred to as the following types:

           CLASS                            TYPE
--------------------------   ---------------------------------
Class 1-A-1 Certificates:    Senior/Super Senior/Variable Rate
Class 1-A-2 Certificates:       Senior/Support/Variable Rate
Class 2-A-1 Certificates:    Senior/Super Senior/Variable Rate
Class 2-A-2 Certificates:       Senior/Support/Variable Rate
Class A-R Certificates:            Senior/REMIC Residual
Subordinated Certificates:       Subordinate/Variable Rate
Class P Certificates:                Prepayment Charges

     The Class P, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the private certificates) are not offered by this free writing prospectus. Their initial Class Certificate
Balances are expected to be approximately $100, $6,035,000, $3,176,000 and
$2,223,586, respectively. The pass-through rate for each class of private certificates other than the Class P Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P

                                       13

Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class
Certificate Balances and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate
Balances may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the Class P, Class
B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any
Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

          o    all amounts previously distributed to holders of certificates of that class as distributions of principal, and

          o    the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

     The senior certificates will have an initial aggregate Class Certificate
Balance of approximately $590,444,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately
92.95%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.55%, 1.65%, 1.05%, 0.95%,
0.50% and 0.35%, respectively.

     The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R
Certificates will be issued in a denomination of $100.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the
Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their
Book-Entry Certificates through The Depository Trust Company ("DTC") in the
United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR") in Europe ,
if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate
Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank, N.A. will act as depositary for Clearstream, Luxembourg and

                                       14

JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN
DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry
Certificates in minimum denominations representing Class Certificate Balances of
$100,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE").
Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the
records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and
Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Certificates will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or
Euroclear cash account only as of the business day following settlement in DTC.

                                       15

     Transfers between Participants will occur in accordance with DTC Rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream,

                                       16

Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System
(the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of
Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial
Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through
Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate
Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the trustee to
Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates of such
Certificate Owners are credited.

                                       17

     DTC has advised the depositor and the trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the
Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51%
of the voting rights (as defined in the pooling and servicing agreement)
evidenced by the offered certificates advise the trustee and DTC through the
Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or before the closing date, the Servicer will establish an account (the
"CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the
Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage
Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the
Certificate Account will be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized from

                                       18

investment of funds in the Certificate Account will be for the benefit of the
Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate
Account in respect of the investments will be deposited by the Servicer in the
Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Certificate Account and made in accordance with the pooling and servicing agreement.

     Funds on deposit in the Distribution Account will not be invested.

                                       19

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                  AMOUNT              GENERAL PURPOSE              SOURCE (2)              FREQUENCY
------------------------   ------------------------------   ----------------   ------------------------------   ------------

FEES

Servicing Fee / Servicer   0.375% per annum of the Stated   Compensation       Interest collected with               Monthly
                           Principal Balance of each                           respect to each Mortgage Loan
                           Mortgage Loan (3)                                   and any Liquidation Proceeds
                                                                               or Subsequent Recoveries that
                                                                               are allocable to accrued and
                                                                               unpaid interest (4)

Additional Servicing       o    Prepayment Interest         Compensation       Interest collections with        Time to time
Compensation / Servicer         Excess                                         respect to each Mortgage Loan

                           o    All late payment fees,      Compensation       Payments made by obligors with   Time to time
                                assumption fees and other                      respect to the Mortgage Loans
                                similar charges
                                (excluding prepayment
                                charges)

                           o    All investment income       Compensation       Investment income related to          Monthly
                                earned on amounts on                           the Certificate Account
                                deposit in the
                                Certificate Account.

                           o    Excess Proceeds (5)         Compensation       Liquidation Proceeds and         Time to time
                                                                               Subsequent Recoveries

Trustee Fee / trustee      0.0055% per annum of the         Compensation       Amounts in respect of interest        Monthly
                           Stated Principal Balance of                         on the Mortgage Loans
                           each Mortgage Loan

EXPENSES

Insurance expenses /       Expenses incurred by the         Reimbursement of   To the extent the expenses are   Time to time
Servicer                   Servicer                         Expenses           covered by an insurance policy
                                                                               with respect to the Mortgage
                                                                               Loan

Servicing Advances /       To the extent of funds           Reimbursement of   With respect to each Mortgage    Time to time
Servicer                   available, the amount of any     Expenses           Loan, late recoveries of the
                           Servicing Advances.                                 payments of the costs and
                                                                               expenses, Liquidation
                                                                               Proceeds, Subsequent
                                                                               Recoveries, purchase proceeds
                                                                               or repurchase proceeds for
                                                                               that Mortgage Loan (6)

                                       20

  TYPE / RECIPIENT (1)                  AMOUNT              GENERAL PURPOSE              SOURCE (2)              FREQUENCY
------------------------   ------------------------------   ----------------   ------------------------------   ------------

Indemnification expenses   Amounts for which the seller,    Indemnification    Amounts on deposit on the             Monthly
/ the Seller, the          the Servicer and the depositor                      Certificate Account on any
Servicer and the           are entitled to                                     Distribution Account Deposit
depositor                  indemnification (7)                                 Date, following the transfer
                                                                               to the Distribution Account

(1)  If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the
     Servicer) prior to distributions on the certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum.
     The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)  The Servicing Fee is payable from interest collections on the Mortgage
     Loans, but may be paid from any other amounts on deposit in the Certificate
     Account, if interest collections are insufficient to pay the Servicing Fee.

(5)  "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and
     Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the
     Mortgage Rate during each Due Period as to which interest was not paid or advance on the Mortgage Loan.

(6)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
     Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)  Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

                                       21

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities;
provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from
Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

          o    to current and unpaid interest on each class of senior
               certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

          o    to principal of the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the
               Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

          o    from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing prospectus under
               "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the
               Certificates--Principal;" and

          o    any remaining amounts to the Class A-R Certificates.

     "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of

          o    all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the
               Distribution Date occurs and received before the related
               Determination Date, together with any advances with respect to them;

          o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted
               Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution
               Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and

                                       22

               unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

          o    all partial or full prepayments with respect to the Mortgage
               Loans in that loan group received during the related Prepayment
               Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related
               Compensating Interest; and

          o    amounts received with respect to the Distribution Date as the
               Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution
               Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the
Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     The classes of offered certificates will have the respective pass-through rates described below.

     The pass-through rates for each class of Group 1 Senior Certificates for the interest accrual period related to each Distribution Date will equal the
Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans. The
pass-through rate for each class of Group 1 Senior Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.0041% per annum.

     The pass-through rate for each class of Group 2 Senior Certificates for the interest accrual period related to each Distribution Date will equal the
Weighted Average Net Mortgage Rate of the Group 2 Mortgage Loans. The
pass-through rate for each class of Group 2 Senior Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.8916% per annum.

     The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for a loan group and any
Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the
month prior to the month in which such Distribution Date occurs (after giving effect to prepayments received in the Prepayment Period related to that prior
Due Date).

     The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group: the product of (x) the Weighted
Average Adjusted Net Mortgage Rate of the related Mortgage Loans and (y) a fraction, the numerator of which is the related Assumed Balance immediately prior to that Distribution Date, and the denominator of which is the aggregate
Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the interest accrual period for the first Distribution Date is expected to be approximately 5.9361% per annum.

     On each Distribution Date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION
AMOUNT" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution
Dates and not subsequently distributed (which are called "UNPAID INTEREST
AMOUNTS").

     With respect to each Distribution Date for all of the interest-bearing classes, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a
360-day year divided into twelve 30-day months.

                                       23

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET
INTEREST SHORTFALL" is equal to the sum of:

          o    any net prepayment interest shortfalls for that loan group and
               Distribution Date and

          o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud
               Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution
Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such
Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate
Balances) of the Assumed Balance for that Distribution Date. The "ASSUMED
BALANCE" for a Distribution Date and loan group is equal to the Subordinated
Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution
Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution
Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

     A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or any similar state or local laws.

     With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the
Compensating Interest for the other loan group over the prepayment interest shortfall for that loan group. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

     If on any Distribution Date, Available Funds for a loan group in the
Certificate Account applied in the order described above under "-- Priority of
Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

                                       24

PRINCIPAL

     Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the
Subordinated Principal Distribution Amount for that loan group.

     The "PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

     (a)  all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

     (b)  the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution
          Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

     (c)  the Substitution Adjustment Amount in connection with any deleted
          Mortgage Loan in that loan group received with respect to the
          Distribution Date,

     (d)  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet
          Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

     (e)  with respect to each Mortgage Loan in that loan group that became a
          Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

     (f)  all partial and full principal prepayments by borrowers on the
          Mortgage Loans in that loan group received during the related
          Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans that was repurchased due to modification of the Mortgage Rate,

     (g)  (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized
          Loss after the Senior Credit Support Depletion Date, any such
          Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the
Principal Amount for a loan group, up to the amount of the related Senior
Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     (a)  with respect to loan group 1, sequentially, as follows:

          (i)  to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

          (ii) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates,
     pro rata, until their respective Class Certificate Balances are reduced to zero and

     (b)  with respect to loan group 2, concurrently, to the Class 2-A-1 and
          Class 2-A-2 Certificates, pro rata, until their respective Class
          Certificate Balances are reduced to zero.

     "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

                                       25

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "POOL PRINCIPAL
BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for a loan group for any
Distribution Date will equal the sum of

          (i) the applicable Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group for that Distribution Date,

          (ii) for each Mortgage Loan in that loan group that became a
     Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

               (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

               (b) either

                    (x) if no Excess Losses were sustained on a Liquidated
               Mortgage Loan during the preceding calendar month, the related
               Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                    (y) if an Excess Loss was sustained on the Liquidated
               Mortgage Loan during the preceding calendar month, the applicable
               Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

          (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related
Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for
the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the
Mortgage Loans in the related loan group.

     The "SENIOR PERCENTAGE" for any senior certificate group and Distribution
Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date);
provided, however, that on any Distribution Date after a Senior Termination
Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate
Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

     For any Distribution Date on and prior to a Senior Termination Date, the
"SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date.

                                       26

After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such
Distribution Date.

     The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any
Distribution Date occurring during the seven years beginning on the first
Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.
This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of
Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between
100% and the related Senior Prepayment Percentage for that Distribution Date.

     The Senior Prepayment Percentage of a senior certificate group for any
Distribution Date occurring on or after the seventh anniversary of the first
Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related
Subordinated Percentage for the Distribution Date; for any Distribution Date in
the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any
Distribution Date thereafter, the related Senior Percentage for the Distribution
Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).
Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

          o    the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in
               bankruptcy) (averaged over the preceding six-month period), as a percentage of (a) if such date is on or prior to a Senior
               Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage
               Loans or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated
               certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

          o    cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

               o    commencing with the Distribution Date on the seventh
                    anniversary of the first Distribution Date, 30% of (i) if
                    such date is on or prior to a Senior Termination Date, the
                    Subordinated Percentage for that loan group of the aggregate
                    Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after a Senior
                    Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the
                    "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

               o    commencing with the Distribution Date on the eighth
                    anniversary of the first Distribution Date, 35% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the ninth
                    anniversary of the first Distribution Date, 40% of the
                    original subordinate principal balance,

               o    commencing with the Distribution Date on the tenth
                    anniversary of the first Distribution Date, 45% of the
                    original subordinate principal balance, and

                                       27

               o    commencing with the Distribution Date on the eleventh
                    anniversary of the first Distribution Date, 50% of the
                    original subordinate principal balance.

     The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

     Notwithstanding the preceding paragraphs, if (x) on or before the
Distribution Date in March 2009, the Aggregate Subordinated Percentage is at
least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that
Distribution Date and (y) after the Distribution Date in March 2009, the
Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated
Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate
Class Certificate Balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

     The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a
fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate
Stated Principal Balance of all the Mortgage Loans as of the Due Date in the
month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior
Due Date).

     If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal or full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

CROSS-COLLATERALIZATION

     Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group
(any such group, the "UNDERCOLLATERALIZED GROUP"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the
Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the
Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated
Principal Balance of the Mortgage Loans for that loan group (such distribution, an "UNDERCOLLATERALIZATION DISTRIBUTION"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any
Distribution Date following the Senior Credit Support Depletion Date,
Undercollateralization Distributions will be made from the excess of the
Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group. Accordingly, the subordinated certificates will not receive distributions of principal until each
Undercollateralized Group is no longer undercollateralized.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the
Certificates -- Principal -- Senior Principal Distribution Amount" above and "--
Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both loan groups, to the extent of Available Funds therefor, the
Principal Amount, up to the amount of the Subordinated Principal Distribution
Amount for each loan group for the Distribution Date, will be distributed as principal of the

                                       28

subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination
Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "APPLICABLE CREDIT
SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE
CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the
"RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the
subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1.....................   7.05%
Class B-2.....................   4.50%
Class B-3.....................   2.85%
Class B-4.....................   1.80%
Class B-5.....................   0.85%
Class B-6.....................   0.35%

     The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and loan group will equal the sum of:

               o    the Subordinated Percentage for that loan group of all
                    amounts described in clauses (a) through (d) of the
                    definition of Principal Amount for that loan group and that
                    Distribution Date,

               o    for each Mortgage Loan in that loan group that became a
                    Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the
                    liquidation proceeds allocable to principal received on the
                    Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal
                    Distribution Amount up to the related Subordinated
                    Percentage of the Stated Principal Balance of the Mortgage
                    Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

               o    the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the
                    definition of Principal Amount for that loan group and that
                    Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated
Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above

                                       29

based on the applicable Subordinated Percentage or Subordinated Prepayment
Percentage, as applicable, for the subordinated certificates for such
Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive any
Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss on the Mortgage Loans, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates in the related senior certificate group, pro rata, based upon their respective Class Certificate Balances, except that any Realized
Losses on the Group 1 Mortgage Loans otherwise allocable to the Class 1-A-1
Certificates will instead be allocated to the Class 1-A-2 Certificates until the
Class Certificate Balance of the Class 1-A-2 Certificates is reduced to zero and any Realized Losses on the Group 2 Mortgage Loans otherwise allocable to the
Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2
Certificates until the Class Certificate Balance of the Class 2-A-2 Certificates
is reduced to zero.

     On each Distribution Date, Excess Losses on the Mortgage Loans in each loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o    the applicable Senior Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances,

o    the applicable Subordinated Percentage of such Excess Loss will be allocated among the classes of subordinated certificates pro rata based on each class' share of the Assumed Balance for the applicable loan group.

     Each class of subordinated certificates share of the Assumed Balance for a loan group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution Date after a
Senior Termination Date, such Excess Losses on the Mortgage Loans in the related loan group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any
Distribution Date on and after the Senior Credit Support Depletion Date, any
Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized
Losses, any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the Class P Certificates), including the Class 1-A-1 and Class 2-A-1
Certificates, without any reallocation of such Excess Losses to the Class 1-A-2 and Class 2-A-2 Certificates.

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal

                                       30

balance of the related Mortgage Loan. "EXCESS LOSSES" are Special Hazard Losses
in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in
excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the
Fraud Loss Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD
LOSSES" are Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD
LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit
Enhancement--Subordination" in this free writing prospectus.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the
Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage
Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit
Enhancement--Special Hazard Insurance Policies." See "Credit
Enhancement--Subordination" in this free writing prospectus.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

     The pooling and servicing agreement does not permit the allocation of
Realized Losses to the Class P Certificates.

                               CREDIT ENHANCEMENT

SUBORDINATION

     Any Realized Losses on the Mortgage Loans will be allocated among the related classes of senior certificates as specified under "Description of the
Certificates - Allocation of Losses" in this free writing prospectus.

     The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class
B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses, on the related
Mortgage Loans. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up
to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and
Fraud Loss Coverage Amount, respectively, on the related Mortgage Loans as described in the following paragraphs.

     The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

          o    Special Hazard Losses in an initial amount expected to be up to approximately $6,352,277 (the "SPECIAL HAZARD LOSS COVERAGE
               AMOUNT"),

                                       31

          o    Bankruptcy Losses in an initial amount expected to be up to approximately $194,629 (the "BANKRUPTCY LOSS COVERAGE AMOUNT")
               and

          o    Fraud Losses in an initial amount expected to be up to
               approximately $19,056,831 (the "FRAUD LOSS COVERAGE AMOUNT").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

          o    that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard
               Mortgage Loans incurred since the closing date, or

          o    the greatest of

               o    1% of the aggregate of the principal balances of the
                    Mortgage Loans,

               o    twice the principal balance of the largest Mortgage Loan and

               o    the aggregate stated principal balances of the Mortgage
                    Loans secured by mortgaged properties located in the single
                    California postal zip code area having the highest aggregate stated principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud
Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off
Date, to zero and on the first, second, third and fourth anniversaries of the
Cut-off Date, to an amount equal to the lesser of:

     o    2.00% of the then current pool principal balance, in the case of the first such anniversary and 1.00% of the then current pool principal balance, in the case of the second, third and fourth such
          anniversaries, and

     o    the excess of

               o    the Fraud Loss Coverage Amount as of the preceding
                    anniversary of the Cut-off Date over

               o    the cumulative amount of Fraud Losses allocated to the
                    certificates since the preceding anniversary.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

     The amount of coverage provided by the subordinated certificates for
Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud
Losses.

     A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage
Loan. In the case

                                       32

of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage
Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt
Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                       33

                                   SCHEDULE 1

                                  LOAN GROUP 1

                MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 1
 RANGE OF MORTGAGE RATES (%)       LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
4.501 - 5.000.................        1      $    143,920.00         0.06%
5.001 - 5.500.................       20         5,786,538.67         2.30
5.501 - 6.000.................      158        46,997,018.67        18.72
6.001 - 6.500.................      436       126,984,740.02        50.57
6.501 - 7.000.................      200        54,154,850.62        21.57
7.001 - 7.500.................       53        14,187,015.37         5.65
7.501 - 8.000.................       11         2,045,496.93         0.81
8.001 - 8.500.................        4           788,249.99         0.31
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1
     Mortgage Loans was approximately 6.385% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
       RANGE OF CURRENT           GROUP 1       PRINCIPAL      OUTSTANDING OF
   MORTGAGE LOAN PRINCIPAL        MORTGAGE       BALANCE         THE GROUP 1
         BALANCES ($)               LOANS      OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
0.01 - 50,000.00..............        1      $     48,364.97         0.02%
50,000.01 - 100,000.00........       17         1,498,018.82         0.60
100,000.01 - 150,000.00.......       76         9,658,575.68         3.85
150,000.01 - 200,000.00.......       94        16,952,386.25         6.75
200,000.01 - 250,000.00.......      152        34,269,249.92        13.65
250,000.01 - 300,000.00.......      156        43,514,637.55        17.33
300,000.01 - 350,000.00.......      150        48,882,716.26        19.47
350,000.01 - 400,000.00.......      151        57,001,104.40        22.70
400,000.01 - 450,000.00.......       63        26,185,091.71        10.43
450,000.01 - 500,000.00.......        7         3,306,100.00         1.32
500,000.01 - 550,000.00.......        5         2,645,200.00         1.05
550,000.01 - 600,000.00.......        2         1,150,000.00         0.46
600,000.01 - 650,000.00.......        6         3,805,384.71         1.52
650,000.01 - 700,000.00.......        1           685,000.00         0.27
700,000.01 - 750,000.00.......        1           735,000.00         0.29
750,000.01 - 800,000.00.......        1           751,000.00         0.30
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the average principal balance of the Group 1
     Mortgage Loans was approximately $284,358.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
  RANGE OF ORIGINAL LOAN-TO-      MORTGAGE       BALANCE         THE GROUP 1
         VALUE RATIO (%)            LOANS      OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
10.01 to 20.00................        3      $    691,000.00         0.28%
20.01 to 30.00................       17         3,041,404.00         1.21
30.01 to 40.00................       24         6,062,578.00         2.41
40.01 to 50.00................       52        13,860,171.44         5.52
50.01 to 60.00................       87        24,780,852.77         9.87
60.01 to 70.00................      145        46,782,527.17        18.63
70.01 to 80.00................      549       154,181,198.58        61.41
80.01 to 90.00................        3           767,000.00         0.31
90.01 to 100.00...............        3           921,098.31         0.37
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 70.58%.

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
        ORIGINAL TERM TO           GROUP 1      PRINCIPAL      OUTSTANDING OF
        STATED MATURITY           MORTGAGE       BALANCE         THE GROUP 1
            (MONTHS)                LOANS      OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
360...........................      883      $251,087,830.27       100.00%
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

      REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                   GROUP 1      PRINCIPAL      OUTSTANDING OF
 RANGE OF REMAINING TERMS TO      MORTGAGE       BALANCE         THE GROUP 1
    STATED MATURITY (MONTHS)        LOANS      OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
301 to 360....................      883      $251,087,830.27       100.00%
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 1 Mortgage Loans was approximately 360 months.

                                       34

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1
                                 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 1
        GEOGRAPHIC AREA            LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Alabama                               1      $    344,800.00        0.14%
Arizona.......................       19         4,367,006.45        1.74
California....................      457       144,732,741.22       57.64
Colorado......................       31         6,480,974.09        2.58
Connecticut...................        3           652,000.00        0.26
Delaware......................        1           367,500.00        0.15
District of Columbia..........        3         1,177,568.00        0.47
Florida.......................       42         8,683,969.97        3.46
Georgia.......................        8         1,462,700.00        0.58
Hawaii........................        7         2,963,500.00        1.18
Idaho.........................        2           367,280.28        0.15
Illinois......................       15         3,474,577.27        1.38
Indiana.......................        2           486,050.00        0.19
Kansas........................        1           185,600.00        0.07
Kentucky......................        1           188,935.00        0.08
Louisiana.....................        3           736,198.31        0.29
Maine.........................        1           135,083.60        0.05
Maryland......................       56        15,456,333.96        6.16
Massachusetts.................        5         1,293,000.00        0.51
Michigan......................        7         1,044,952.00        0.42
Minnesota.....................       10         2,258,789.03        0.90
Missouri......................        4           527,450.00        0.21
Montana.......................        2           402,400.00        0.16
Nebraska......................        1            48,364.97        0.02
Nevada........................       28         8,195,531.27        3.26
New Hampshire.................        2           528,292.00        0.21
New Jersey....................       30         7,776,000.63        3.10
New Mexico....................        1           360,000.00        0.14
New York......................       39        12,596,448.95        5.02
North Carolina................        4           939,124.06        0.37
Ohio..........................        7         1,004,800.00        0.40
Oregon........................        6           981,350.00        0.39
Pennsylvania..................        4         1,090,300.00        0.43
South Carolina................        4           902,450.00        0.36
Tennessee.....................        3           309,592.00        0.12
Texas.........................        7         1,217,465.94        0.48
Utah..........................        5         1,069,392.44        0.43
Virginia......................       40        11,940,376.83        4.76
Washington....................       21         4,338,932.00        1.73
                                    ---      ---------------      ------
   TOTAL:.....................      883      $251,087,830.27      100.00%
                                    ===      ===============      ======

        MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
           RANGE OF               MORTGAGE       BALANCE         THE GROUP 1
      FICO CREDIT SCORES           LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
601 - 620.....................        2      $    520,000.00        0.21%
621 - 640.....................       72        18,665,485.50        7.43
641 - 660.....................       88        24,376,322.85        9.71
661 - 680.....................      123        35,834,566.61       14.27
681 - 700.....................      154        44,332,220.04       17.66
701 - 720.....................      103        28,692,955.06       11.43
721 - 740.....................      118        34,275,250.31       13.65
741 - 760.....................       86        24,107,114.65        9.6
761 - 780.....................       77        21,877,694.61        8.71
781 - 800.....................       47        14,353,240.64        5.72
801 - 820.....................       12         3,822,980.00        1.52
Unavailable...................        1           230,000.00        0.09
                                    ---      ---------------      ------
   TOTAL:.....................      883      $251,087,830.27      100.00%
                                    ===      ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Group
     1 Mortgage Loans (not including the Group 1 Mortgage Loans for which a FICO
     Credit Score is not available) was approximately 707.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF       AGGREGATE         BALANCE
                                   GROUP 1       PRINCIPAL     OUTSTANDING OF
                                  MORTGAGE        BALANCE        THE GROUP 1
        PROPERTY TYPE              LOANS        OUTSTANDING    MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Single Family Residence.......      515      $143,288,081.80       57.07%
Planned Unit Development......      152        42,786,217.21       17.04
Condominium...................      140        35,649,381.59       14.20
Two-to Four-Family Residence..       64        26,652,681.67       10.61
Townhouse.....................       11         2,509,968.00        1.00
Cooperative...................        1           201,500.00        0.08
                                    ---      ---------------      ------
   TOTAL:.....................      883      $251,087,830.27      100.00%
                                    ===      ===============      ======

                      PURPOSE OF THE GROUP 1 MORTGAGE LOANS

                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 1
           LOAN PURPOSE            LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Purchase......................      402      $112,350,562.78       44.75%
Refinance (Cash Out)..........      384       110,275,061.80       43.92
Refinance (Rate/Term).........       97        28,462,205.69       11.34
                                    ---      ---------------      ------
   TOTAL:.....................      883      $251,087,830.27      100.00%
                                    ===      ===============      ======

               OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 1
       OCCUPANCY TYPE              LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Primary Home..................      763      $217,792,060.91       86.74%
Investment....................      101        28,004,578.14       11.15
Second Home...................       19         5,291,191.22        2.11
                                    ---      ---------------      ------
   TOTAL:.....................      883      $251,087,830.27      100.00%
                                    ===      ===============      ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

              DOCUMENTATION PROGRAMS OF THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF       AGGREGATE         BALANCE
                                  GROUP 1        PRINCIPAL     OUTSTANDING OF
                                  MORTGAGE        BALANCE        THE GROUP 1
       TYPE OF PROGRAM             LOANS        OUTSTANDING    MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Stated Income.................      475      $137,949,209.69       54.94%
Full/Alternate................      213        58,508,440.48       23.30
No Documentation..............      107        28,980,408.01       11.54
No Ratio......................       47        14,936,400.00        5.95
No Income/No Asset............       41        10,713,372.09        4.27
                                    ---      ---------------      ------
   TOTAL:.....................      883      $251,087,830.27      100.00%
                                    ===      ===============      ======

                                       35

              RANGES OF LOAN AGE FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 1
  RANGE OF LOAN AGE (MONTHS)       LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
0.............................      601      $173,112,822.00        68.95%
1 - 5.........................      282        77,975,008.27        31.05
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the Group 1
     Mortgage Loans was approximately zero months.

                  LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 1
LOAN PROGRAM                       LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
10/1 LIBOR....................      132      $ 34,505,033.61        13.74%
10/1 LIBOR (40 Year
   Amortization)..............       16         4,416,245.23         1.76
10/6 LIBOR....................       22         5,905,095.92         2.35
10/6 LIBOR Interest Only......      100        29,433,761.53        11.72
10/1 LIBOR Interest Only......      610       175,930,693.98        70.07
10/1 CMT Interest Only........        3           897,000.00         0.36
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

              PREPAYMENT CHARGE TERMS OF THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
    PREPAYMENT CHARGE TERM        MORTGAGE       BALANCE         THE GROUP 1
          (MONTHS)                 LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
None..........................      409      $117,698,143.49        46.88%
12............................       57        16,008,368.18         6.38
24............................       54        15,626,677.62         6.22
36............................      363       101,754,640.98        40.53
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

                 GROSS MARGINS FOR THE GROUP 1 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
           RANGE OF               MORTGAGE       BALANCE         THE GROUP 1
       GROSS MARGIN (%)            LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
2.001 to 2.500................       42      $ 13,326,786.69         5.31%
2.501 to 3.000................      841       237,761,043.58        94.69
                                    ---      ---------------       ------
   TOTAL:....................       883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 1
     Mortgage Loans was approximately 2.723%.

        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 1 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
 RANGE OF NUMBER OF MONTHS TO     MORTGAGE       BALANCE         THE GROUP 1
    INITIAL ADJUSTMENT DATE         LOANS      OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
111-120.......................      883      $251,087,830.27       100.00%
                                    ---      ---------------       ------
   TOTAL:....................       883      $251,087,830.27       100.00%
                                    ===      ===============       ======

            MAXIMUM MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
   RANGE OF MAXIMUM MORTGAGE      MORTGAGE       BALANCE         THE GROUP 1
            RATE (%)               LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
9.501 to 10.000...............        1      $    143,920.00         0.06%
10.001 to 10.500..............       17         5,070,038.67         2.02
10.501 to 11.000..............      138        40,344,819.85        16.07
11.001 to 11.500..............      378       109,235,034.44         43.5
11.501 to 12.000..............      189        52,583,865.85        20.94
12.001 to 12.500..............      105        30,181,644.35        12.02
12.501 to 13.000..............       39         9,588,180.52         3.82
13.001 to 13.500..............       12         3,203,576.59         1.28
13.501 to 14.000..............        3           680,500.00         0.27
14.001 to 14.500..............        1            56,250.00         0.02
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
     Group 1 Mortgage Loans was approximately 11.533%.

           INITIAL PERIODIC RATE CAP FOR THE GROUP 1 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
     INITIAL PERIODIC RATE        MORTGAGE       BALANCE         THE GROUP 1
            CAP(%)                 LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
5.000.........................      846      $239,686,843.58        95.46%
6.000.........................       37        11,400,986.69         4.54
                                    ---      ---------------       ------
   TOTAL:....................       883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 5.045%.

         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 1 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
   SUBSEQUENT PERIODIC RATE       MORTGAGE       BALANCE         THE GROUP 1
             CAP(%)                LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
1.000.........................       85      $ 23,937,870.76         9.53%
2.000.........................      798       227,149,959.51        90.47
                                    ---      ---------------       ------
   TOTAL:....................       883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 1.905%.

                                       36

            MINIMUM MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 1       PRINCIPAL      OUTSTANDING OF
   RANGE OF MINIMUM MORTGAGE      MORTGAGE       BALANCE         THE GROUP 1
             RATE (%)              LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
2.001 to 2.500................       42      $ 13,326,786.69         5.31%
2.501 to 3.000................      841       237,761,043.58        94.69
                                    ---      ---------------       ------
   TOTAL:.....................      883      $251,087,830.27       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the
     Group 1 Mortgage Loans was approximately 2.723%.

                                       37

                                  LOAN GROUP 2

                MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
 RANGE OF MORTGAGE RATES (%)       LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
4.501 - 5.000.................        2      $  1,192,000.00         0.31%
5.001 - 5.500.................       17        11,373,855.07         2.96
5.501 - 6.000.................      140        96,346,705.13        25.08
6.001 - 6.500.................      313       201,288,882.92        52.40
6.501 - 7.000.................      104        62,974,198.95        16.39
7.001 - 7.500.................       15         8,572,213.67         2.23
7.501 - 8.000.................        4         2,392,000.00         0.62
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2
     Mortgage Loans was approximately 6.272% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
      RANGE OF CURRENT            GROUP 2       PRINCIPAL      OUTSTANDING OF
   MORTGAGE LOAN PRINCIPAL        MORTGAGE       BALANCE         THE GROUP 2
         BALANCES ($)              LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
400,000.01 - 450,000.00.......       62      $ 26,819,437.66         6.98%
450,000.01 - 500,000.00.......      114        54,730,806.28        14.25
500,000.01 - 550,000.00.......       83        43,523,244.71        11.33
550,000.01 - 600,000.00.......       85        48,937,516.62        12.74
600,000.01 - 650,000.00.......       65        40,960,663.27        10.66
650,000.01 - 700,000.00.......       29        19,849,340.88         5.17
700,000.01 - 750,000.00.......       33        23,997,100.00         6.25
750,000.01 - 800,000.00.......       19        14,954,229.97         3.89
800,000.01 - 850,000.00.......       13        10,716,177.92         2.79
850,000.01 - 900,000.00.......       23        20,165,351.62         5.25
900,000.01 - 950,000.00.......       15        13,912,512.98         3.62
950,000.01 - 1,000,000.00.....       31        30,641,727.00         7.98
1,000,000.01 or greater.......       23        34,931,746.83         9.09
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the average principal balance of the Group 2
     Mortgage Loans was approximately $645,613.

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
      RANGE OF ORIGINAL           MORTGAGE       BALANCE         THE GROUP 2
    LOAN-TO-VALUE RATIO (%)        LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
20.01 to 30.00................        3      $  4,005,515.03         1.04%
30.01 to 40.00................       12        10,437,001.00         2.72
40.01 to 50.00................       21        14,662,020.00         3.82
50.01 to 60.00................       42        28,894,601.71         7.52
60.01 to 70.00................      127        94,202,243.12        24.52
70.01 to 80.00................      390       231,938,474.88        60.38
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 70.52%.

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
   ORIGINAL TERM TO STATED        MORTGAGE       BALANCE         THE GROUP 2
      MATURITY (MONTHS)            LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
360...........................      595      $384,139,855.74       100.00%
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

      REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
  RANGE OF REMAINING TERMS TO     MORTGAGE       BALANCE         THE GROUP 2
   STATED MATURITY (MONTHS)        LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
301 to 360....................      595      $384,139,855.74       100.00%
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the Group 2 Mortgage Loans was approximately 360 months.

                         GEOGRAPHIC DISTRIBUTION OF THE
               MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
       GEOGRAPHIC AREA             LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Arizona.......................        6      $  4,255,900.00         1.11%
California....................      466       303,899,709.73        79.11
Colorado......................        3         1,831,200.00         0.48
Connecticut...................        3         3,231,000.00         0.84
District of Columbia..........        4         3,011,400.00         0.78
Florida.......................       13         7,800,158.01         2.03
Georgia.......................        3         1,931,920.00         0.50
Hawaii........................        2         1,505,000.00         0.39
Idaho.........................        1           617,500.00         0.16
Illinois......................        5         3,039,497.12         0.79
Indiana.......................        1           620,000.00         0.16
Maryland......................       14         7,678,895.98         2.00
Massachusetts.................        6         3,624,888.40         0.94
Nevada........................        8         5,364,900.00         1.40
New Hampshire.................        1           434,160.00         0.11
New Jersey....................        9         5,982,536.92         1.56
New York......................       22        11,801,000.00         3.07
North Carolina................        2         1,497,000.00         0.39
Rhode Island..................        1           420,000.00         0.11
South Carolina................        1           650,000.00         0.17
Texas.........................        4         2,954,525.58         0.77
Utah..........................        3         1,552,800.00         0.40
Virginia......................       14         8,428,614.00         2.19
Washington....................        3         2,007,250.00         0.52
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

                                       38

        MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
  RANGE OF FICO CREDIT SCORES      LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
601 - 620.....................        3      $  1,484,800.00         0.39%
621 - 640.....................       22        12,146,588.01         3.16
641 - 660.....................       41        24,383,270.00         6.35
661 - 680.....................       76        44,615,534.30        11.61
681 - 700.....................       95        60,013,377.09        15.62
701 - 720.....................       81        53,061,121.12        13.81
721 - 740.....................       91        58,532,713.78        15.24
741 - 760.....................       68        47,816,454.63        12.45
761 - 780.....................       63        43,454,097.57        11.31
781 - 800.....................       41        28,995,653.29         7.55
801 - 820.....................       13         8,807,170.95         2.29
Unavailable...................        1           829,075.00         0.22
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the Group
     2 Mortgage Loans (not including the Group 2 Mortgage Loans for which the
     FICO Credit Score is not available) was approximately 719.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS

                                                                  PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 2       PRINCIPAL       OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
         PROPERTY TYPE             LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Single Family Residence.......      386      $245,048,834.72        63.79%
Planned Unit
Development (PUD).............      132        89,116,848.98        23.20
Condominium...................       44        24,358,846.06         6.34
Two-to Four-Family
Residence.....................       28        22,397,025.98         5.83
Townhouse.....................        5         3,218,300.00         0.84
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

                      PURPOSE OF THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
         LOAN PURPOSE              LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Purchase......................      260      $162,164,613.02        42.21%
Refinance (Cash Out)..........      242       152,290,841.72        39.64
Refinance (Rate/Term).........       93        69,684,401.00        18.14
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

               OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
        OCCUPANCY TYPE             LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Primary Home..................      535      $341,243,792.06        88.83%
Investment....................       47        34,025,088.68         8.86
Second Home...................       13         8,870,975.00         2.31
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

              DOCUMENTATION PROGRAMS OF THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
        TYPE OF PROGRAM            LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Stated Income.................      359      $229,381,274.19        59.71%
Full/Alternate ...............      121        80,063,346.35        20.84
No Documentation..............       51        31,637,302.04         8.24
No Ratio......................       45        30,921,345.00         8.05
No Income/No Asset............       19        12,136,588.16         3.16
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

              RANGES OF LOAN AGE FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
  RANGE OF LOAN AGE (MONTHS)       LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
0.............................      429      $284,108,183.00        73.96%
1 - 5.........................      166       100,031,672.74        26.04
                                    ---      ---------------       ------
   TOTAL:                           595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the Group 2
     Mortgage Loans was approximately zero months.

                  LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
                                  MORTGAGE       BALANCE         THE GROUP 2
         LOAN PROGRAM              LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
10/1 LIBOR....................       47      $ 31,980,939.26         8.33%
10/1 LIBOR (40 Year
   Amortization).................     5         2,338,273.31         0.61
10/6 LIBOR....................       15         9,228,091.92         2.40
10/6 LIBOR Interest Only......      107        64,645,384.49        16.83
10/1 LIBOR Interest Only......      419       275,000,466.76        71.59
10/1 CMT Interest Only........        2           946,700.00         0.25
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

              PREPAYMENT CHARGE TERMS OF THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                  AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF      AGGREGATE          BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
    PREPAYMENT CHARGE TERM        MORTGAGE       BALANCE         THE GROUP 2
           (MONTHS)                LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
None..........................      322      $216,971,994.61        56.48%
12............................       30        17,503,195.12         4.56
24............................       49        31,885,109.03         8.30
36............................      194       117,779,556.98        30.66
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

                                       39

                 GROSS MARGINS FOR THE GROUP 2 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
            RANGE OF              MORTGAGE       BALANCE         THE GROUP 2
        GROSS MARGIN (%)           LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
2.001 to 2.500................       85      $ 51,963,987.42        13.53%
2.501 to 3.000................      508       331,071,530.32        86.19
3.001 to 3.500................        1           454,338.00         0.12
3.501 to 4.000................        1           650,000.00         0.17
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Group 2
     Mortgage Loans was approximately 2.685%.

        MONTHS TO INITIAL ADJUSTMENT DATE FOR THE GROUP 2 MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
     RANGE OF NUMBER OF           GROUP 2       PRINCIPAL      OUTSTANDING OF
      MONTHS TO INITIAL           MORTGAGE       BALANCE         THE GROUP 2
       ADJUSTMENT DATE             LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
111 - 120.....................      595      $384,139,855.74       100.00%
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

            MAXIMUM MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
      RANGE OF MAXIMUM            MORTGAGE       BALANCE         THE GROUP 2
      MORTGAGE RATE (%)            LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
9.501 to 10.000.... ..........        2      $  1,192,000.00         0.31%
10.001 to 10.500..............       12         8,160,186.00         2.12
10.501 to 11.000..............      125        85,964,109.15        22.38
11.001 to 11.500..............      249       163,254,078.66        42.50
11.501 to 12.000..............       93        58,929,367.59        15.34
12.001 to 12.500..............       79        46,598,942.11        12.13
12.501 to 13.000..............       29        16,079,427.34         4.19
13.001 to 13.500..............        5         3,221,744.89         0.84
13.501 to 14.000..............        1           740,000.00         0.19
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
     Group 2 Mortgage Loans was approximately 11.463%.

           INITIAL PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
      INITIAL PERIODIC            MORTGAGE       BALANCE         THE GROUP 2
         RATE CAP(%)               LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
5.000.........................      525      $344,651,470.12        89.72%
6.000.........................       70        39,488,385.62        10.28
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 5.103%.

         SUBSEQUENT PERIODIC RATE CAP FOR THE GROUP 2 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
     SUBSEQUENT PERIODIC          MORTGAGE       BALANCE         THE GROUP 2
         RATE CAP(%)               LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
1.000.........................       52      $ 34,385,090.79         8.95%
2.000.........................      543       349,754,764.95        91.05
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 1.910%.

            MINIMUM MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                 NUMBER OF      AGGREGATE         BALANCE
                                  GROUP 2       PRINCIPAL      OUTSTANDING OF
       RANGE OF MINIMUM           MORTGAGE       BALANCE         THE GROUP 2
       MORTGAGE RATE (%)           LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
2.001 to 2.500................       85      $ 51,963,987.42        13.53%
2.501 to 3.000................      508       331,071,530.32        86.19
3.001 to 3.500................        1           454,338.00         0.12
3.501 to 4.000................        1           650,000.00         0.17
                                    ---      ---------------       ------
   TOTAL:.....................      595      $384,139,855.74       100.00%
                                    ===      ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the
     Group 2 Mortgage Loans was approximately 2.685%.

                                       40

                            AGGREGATE MORTGAGE LOANS

                    MORTGAGE RATES OF THE MORTGAGE LOANS (1)

                                                                PERCENT OF
                                                                AGGREGATE
                                                                PRINCIPAL
                                                                 BALANCE
                                                               OUTSTANDING
                                 NUMBER OF                        OF THE
                                 AGGREGATE      AGGREGATE      AGGREGATE
                                   GROUP        PRINCIPAL         GROUP
                                  MORTGAGE       BALANCE         MORTGAGE
  RANGE OF MORTGAGE RATES (%)      LOANS       OUTSTANDING        LOANS
------------------------------   ---------   ---------------   -----------
4.501 to 5.000................         3     $  1,335,920.00       0.21%
5.001 to 5.500................        37       17,160,393.74       2.70
5.501 to 6.000................       298      143,343,723.80      22.57
6.001 to 6.500................       749      328,273,622.94      51.68
6.501 to 7.000................       304      117,129,049.57      18.44
7.001 to 7.500................        68       22,759,229.04       3.58
7.501 to 8.000................        15        4,437,496.93       0.70
8.001 to 8.500................         4          788,249.99       0.12
                                   -----     ---------------     ------
   TOTAL:.....................     1,478     $635,227,686.01     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans was approximately 6.317%.

              CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS (1)

                                                                PERCENT OF
                                                                AGGREGATE
                                                                PRINCIPAL
                                                                 BALANCE
                                                               OUTSTANDING
                                 NUMBER OF                        OF THE
                                 AGGREGATE      AGGREGATE       AGGREGATE
                                   GROUP        PRINCIPAL         GROUP
        RANGE OF CURRENT          MORTGAGE       BALANCE         MORTGAGE
     PRINCIPAL BALANCES ($)        LOANS       OUTSTANDING        LOANS
------------------------------   ---------   ---------------   -----------
0.01 to 50,000.00.............         1     $     48,364.97       0.01%
50,000.01 to 100,000.00.......        17        1,498,018.82       0.24
100,000.01 to 150,000.00......        76        9,658,575.68       1.52
150,000.01 to 200,000.00......        94       16,952,386.25       2.67
200,000.01 to 250,000.00......       152       34,269,249.92       5.39
250,000.01 to 300,000.00......       156       43,514,637.55       6.85
300,000.01 to 350,000.00......       150       48,882,716.26       7.70
350,000.01 to 400,000.00......       151       57,001,104.40       8.97
400,000.01 to 450,000.00......       125       53,004,529.37       8.34
450,000.01 to 500,000.00......       121       58,036,906.28       9.14
500,000.01 to 550,000.00......        88       46,168,444.71       7.27
550,000.01 to 600,000.00......        87       50,087,516.62       7.88
600,000.01 to 650,000.00......        71       44,766,047.98       7.05
650,000.01 to 700,000.00......        30       20,534,340.88       3.23
700,000.01 to 750,000.00......        34       24,732,100.00       3.89
750,000.01 to 800,000.00......        20       15,705,229.97       2.47
800,000.01 to 850,000.00......        13       10,716,177.92       1.69
850,000.01 to 900,000.00......        23       20,165,351.62       3.17
900,000.01 to 950,000.00......        15       13,912,512.98       2.19
950,000.01 to 1,000,000.00....        31       30,641,727.00       4.82
1,000,000.01 or greater.......        23       34,931,746.83       5.50
                                   -----     ---------------     ------
   TOTAL:.....................     1,478     $635,227,686.01     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $429,789.

             ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS (1)

                                                                PERCENT OF
                                                                AGGREGATE
                                                                PRINCIPAL
                                                                 BALANCE
                                                               OUTSTANDING
                                 NUMBER OF                       OF THE
                                 AGGREGATE      AGGREGATE       AGGREGATE
                                   GROUP        PRINCIPAL         GROUP
       RANGE OF ORIGINAL          MORTGAGE       BALANCE        MORTGAGE
    LOAN-TO-VALUE RATIO (%)        LOANS       OUTSTANDING        LOANS
------------------------------   ---------   ---------------   -----------
10.01 to 20.00................         3     $    691,000.00       0.11%
20.01 to 30.00................        20        7,046,919.03       1.11
30.01 to 40.00................        36       16,499,579.00       2.60
40.01 to 50.00................        73       28,522,191.44       4.49
50.01 to 60.00................       129       53,675,454.48       8.45
60.01 to 70.00................       272      140,984,770.29      22.19
70.01 to 80.00................       939      386,119,673.46      60.78
80.01 to 90.00................         3          767,000.00       0.12
90.01 to 100.00...............         3          921,098.31       0.15
                                   -----     ---------------     ------
   TOTAL:.....................     1,478     $635,227,686.01     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 70.54%.

               ORIGINAL TERM TO MATURITY OF THE MORTGAGE LOANS (1)

                                                               PERCENT OF
                                                                AGGREGATE
                                                                PRINCIPAL
                                                                 BALANCE
                                                               OUTSTANDING
                                 NUMBER OF                       OF THE
                                 AGGREGATE      AGGREGATE       AGGREGATE
                                   GROUP        PRINCIPAL         GROUP
   ORIGINAL TERM TO MATURITY      MORTGAGE       BALANCE        MORTGAGE
            (MONTHS)               LOANS       OUTSTANDING        LOANS
------------------------------   ---------   ---------------   -----------
360...........................     1,478     $635,227,686.01     100.00%
                                   -----     ---------------     ------
   TOTAL:.....................     1,478     $635,227,686.01     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average original stated term to maturity of the Mortgage Loans was approximately 360 months.

          REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS (1)

                                                               PERCENT OF
                                                                AGGREGATE
                                                                PRINCIPAL
                                                                 BALANCE
                                                               OUTSTANDING
                                 NUMBER OF                       OF THE
                                 AGGREGATE      AGGREGATE       AGGREGATE
                                   GROUP        PRINCIPAL         GROUP
  REMAINING TERMS TO MATURITY     MORTGAGE       BALANCE         MORTGAGE
            (MONTHS)               LOANS       OUTSTANDING        LOANS
------------------------------   ---------   ---------------   -----------
301 to 360....................     1,478     $635,227,686.01     100.00%
                                   -----     ---------------     ------
   TOTAL:.....................     1,478     $635,227,686.01     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining stated term to maturity of the Mortgage Loans was approximately 360 months.

                                       41

                         GEOGRAPHIC DISTRIBUTION OF THE
                   MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
        GEOGRAPHIC AREA            LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Alabama.......................         1     $    344,800.00         0.05%
Arizona.......................        25        8,622,906.45         1.36
California....................       923      448,632,450.95        70.63
Colorado......................        34        8,312,174.09         1.31
Connecticut...................         6        3,883,000.00         0.61
Delaware......................         1          367,500.00         0.06
District of Columbia..........         7        4,188,968.00         0.66
Florida.......................        55       16,484,127.98         2.59
Georgia.......................        11        3,394,620.00         0.53
Hawaii........................         9        4,468,500.00         0.70
Idaho.........................         3          984,780.28         0.16
Illinois......................        20        6,514,074.39         1.03
Indiana.......................         3        1,106,050.00         0.17
Kansas........................         1          185,600.00         0.03
Kentucky......................         1          188,935.00         0.03
Louisiana.....................         3          736,198.31         0.12
Maine.........................         1          135,083.60         0.02
Maryland......................        70       23,135,229.94         3.64
Massachusetts.................        11        4,917,888.40         0.77
Michigan......................         7        1,044,952.00         0.16
Minnesota.....................        10        2,258,789.03         0.36
Missouri......................         4          527,450.00         0.08
Montana.......................         2          402,400.00         0.06
Nebraska......................         1           48,364.97         0.01
Nevada........................        36       13,560,431.27         2.13
New Hampshire.................         3          962,452.00         0.15
New Jersey....................        39       13,758,537.55         2.17
New Mexico....................         1          360,000.00         0.06
New York......................        61       24,397,448.95         3.84
North Carolina................         6        2,436,124.06         0.38
Ohio..........................         7        1,004,800.00         0.16
Oregon........................         6          981,350.00         0.15
Pennsylvania..................         4        1,090,300.00         0.17
Rhode Island..................         1          420,000.00         0.07
South Carolina................         5        1,552,450.00         0.24
Tennessee.....................         3          309,592.00         0.05
Texas.........................        11        4,171,991.52         0.66
Utah..........................         8        2,622,192.44         0.41
Virginia......................        54       20,368,990.83         3.21
Washington....................        24        6,346,182.00         1.00
                                   -----     ---------------       ------
   TOTAL:.....................     1,478     $635,227,686.01       100.00%
                                   =====     ===============       ======

            MORTGAGORS' FICO CREDIT SCORES OF THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
  RANGE OF FICO CREDIT SCORES      LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
601 - 620.....................         5     $  2,004,800.00         0.32%
621 - 640.....................        94       30,812,073.51         4.85
641 - 660.....................       129       48,759,592.85         7.68
661 - 680.....................       199       80,450,100.91        12.66
681 - 700.....................       249      104,345,597.13        16.43
701 - 720.....................       184       81,754,076.18        12.87
721 - 740.....................       209       92,807,964.09        14.61
741 - 760.....................       154       71,923,569.28        11.32
761 - 780.....................       140       65,331,792.18        10.28
781 - 800.....................        88       43,348,893.93         6.82
801 - 820.....................        25       12,630,150.95         1.99
Unavailable...................         2        1,059,075.00         0.17
                                   -----     ---------------       ------
   TOTAL:.....................     1,478     $635,227,686.01       100.00%
                                   =====     ===============       ======

----------
(1)  As of the Cut-off  Date,  the  weighted  average  FICO Credit  Score of the
     Mortgage  Loans (not including the Mortgage Loans for which the FICO Credit
     Score is not available) was approximately 715.

               TYPES OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
         PROPERTY TYPE             LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Single Family Residence.......       901     $388,336,916.52        61.13%
Planned Unit Development
   (PUD)......................       284      131,903,066.19        20.76
Condominium...................       184       60,008,227.65         9.45
Two-to Four-Family............        92       49,049,707.65         7.72
Townhouse.....................        16        5,728,268.00         0.90
Co-op.........................         1          201,500.00         0.03
                                   -----     ---------------       ------
   TOTAL:.....................     1,478     $635,227,686.01       100.00%
                                   =====     ===============       ======

                          PURPOSE OF THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
         LOAN PURPOSE              LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Purchase......................       662     $274,515,175.80        43.22%
Cash Out Refinance............       626      262,565,903.52        41.33
Rate/Term Refinance...........       190       98,146,606.69        15.45
                                   -----     ---------------       ------
   TOTAL:.....................     1,478     $635,227,686.01       100.00%
                                   =====     ===============       ======

                                       42

                    OCCUPANCY TYPES OF THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
        OCCUPANCY TYPE             LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Primary Home..................     1,298     $559,035,852.97       88.01%
Investment....................       148       62,029,666.82        9.76
Second Home...................        32       14,162,166.22        2.23
                                   -----     ---------------      ------
   TOTAL:.....................     1,478     $635,227,686.01      100.00%
                                   =====     ===============      ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                  DOCUMENTATION PROGRAMS OF THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
        TYPE OF PROGRAM            LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
Stated Income.................       834     $367,330,483.88       57.83%
Full/Alternate ...............       334      138,571,786.83       21.81
No Documentation..............       158       60,617,710.05        9.54
No Ratio......................        92       45,857,745.00        7.22
No Income/No Asset............        60       22,849,960.25        3.60
                                   -----     ---------------      ------
   TOTAL:.....................     1,478     $635,227,686.01      100.00%
                                   =====     ===============      ======

                  RANGES OF LOAN AGE OF THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
  RANGE OF LOAN AGE (MONTHS)       LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
0.............................     1,030     $457,221,005.00       71.98%
1 - 5.........................       448      178,006,681.01       28.02
                                   -----     ---------------      ------
   TOTAL:.....................     1,478     $635,227,686.01      100.00%
                                   =====     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately zero months.

                       LOAN PROGRAMS OF THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
         LOAN PROGRAM              LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
10/1 LIBOR....................       179     $ 66,485,972.87       10.47%
10/1 LIBOR (40 Year
   Amortization)..............        21        6,754,518.54        1.06
10/6 LIBOR....................        37       15,133,187.84        2.38
10/6 LIBOR Interest Only......       207       94,079,146.02       14.81
10/1 LIBOR Interest Only......      1029      450,931,160.74       70.99
10/1 CMT Interest Only........         5        1,843,700.00        0.29
                                   -----     ---------------      ------
   TOTAL:.....................     1,478     $635,227,686.01      100.00%
                                   =====     ===============      ======

         PREPAYMENT CHARGE TERM (MONTHS) AND TYPE OF THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
       PREPAYMENT CHARGE           GROUP        PRINCIPAL       THE AGGREGATE
          TERM (MONTHS)           MORTGAGE       BALANCE           GROUP
            AND TYPE               LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
0.............................       731     $334,670,138.10       52.69%
12............................        87       33,511,563.30        5.28
24............................       103       47,511,786.65        7.48
36............................       557      219,534,197.96       34.56
                                   -----     ---------------      ------
   TOTAL:.....................     1,478     $635,227,686.01      100.00%
                                   =====     ===============      ======

                 RANGE OF GROSS MARGIN OF THE MORTGAGE LOANS (1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
                                  MORTGAGE       BALANCE           GROUP
   RANGE OF GROSS MARGIN (%)       LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
2.001 to 2.500................       127     $ 65,290,774.11       10.28%
2.501 to 3.000................     1,349      568,832,573.90       89.55
3.001 to 3.500................         1          454,338.00        0.07
3.501 to 4.000................         1          650,000.00        0.10
                                   -----     ---------------      ------
   TOTAL:.....................     1,478     $635,227,686.01      100.00%
                                   =====     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average gross margin of the Mortgage
     Loans was approximately 2.700% per annum.

               MONTHS TO INITIAL ADJUSTMENT OF THE MORTGAGE LOANS

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
 RANGE OF NUMBER OF MONTHS TO     MORTGAGE       BALANCE           GROUP
    INITIAL ADJUSTMENT DATE        LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
111 - 120.....................     1,478     $635,227,686.01      100.00%
                                   -----     ---------------      ------
   TOTAL:.....................     1,478     $635,227,686.01      100.00%
                                   =====     ===============      ======

                                       43

                 MAXIMUM MORTGAGE RATE OF THE MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
   RANGE OF MAXIMUM MORTGAGE      MORTGAGE       BALANCE           GROUP
           RATE (%)                LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
9.501 to 10.000...............         3     $  1,335,920.00         0.21%
10.001 to 10.500..............        29       13,230,224.67         2.08
10.501 to 11.000..............       263      126,308,929.00        19.88
11.001 to 11.500..............       627      272,489,113.10        42.90
11.501 to 12.000..............       282      111,513,233.44        17.55
12.001 to 12.500..............       184       76,780,586.46        12.09
12.501 to 13.000..............        68       25,667,607.86         4.04
13.001 to 13.500..............        17        6,425,321.48         1.01
13.501 to 14.000..............         4        1,420,500.00         0.22
14.001 to 14.500..............         1           56,250.00         0.01
                                   -----     ---------------       ------
   TOTAL:.....................     1,478     $635,227,686.01       100.00%
                                   =====     ===============       ======

----------
(1)  As of the Cut-off Date, the weighted  average Maximum  Mortgage Rate of the
     Mortgage Loans was approximately 11.491% per annum.

               INITIAL PERIODIC RATE CAP OF THE MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
     INITIAL PERIODIC RATE        MORTGAGE       BALANCE           GROUP
            CAP(%)                 LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
5.000.........................     1,371     $584,338,313.70        91.99%
6.000.........................       107       50,889,372.31         8.01
                                   -----     ---------------       ------
   TOTAL:.....................     1,478     $635,227,686.01       100.00%
                                   =====     ===============       ======

----------
(1)  As of the Cut-off Date, the weighted  average Initial  Periodic Rate Cap of the mortgage loans was approximately 5.080%.

              SUBSEQUENT PERIODIC RATE CAP OF THE MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
   SUBSEQUENT PERIODIC RATE       MORTGAGE       BALANCE           GROUP
            CAP(%)                 LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
1.000.........................       137     $ 58,322,961.55         9.18%
2.000.........................     1,341      576,904,724.46        90.82
                                   -----     ---------------       ------
   TOTAL:.....................     1,478     $635,227,686.01       100.00%
                                   =====     ===============       ======

----------
(1)  As of the Cut-off Date, the weighted average  Subsequent  Periodic Rate Cap of the mortgage loans was approximately 1.908%.

                 MINIMUM MORTGAGE RATE OF THE MORTGAGE LOANS(1)

                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                  PRINCIPAL
                                 NUMBER OF                         BALANCE
                                 AGGREGATE      AGGREGATE      OUTSTANDING OF
                                   GROUP        PRINCIPAL       THE AGGREGATE
   RANGE OF MINIMUM MORTGAGE      MORTGAGE       BALANCE           GROUP
           RATE (%)                LOANS       OUTSTANDING     MORTGAGE LOANS
------------------------------   ---------   ---------------   --------------
2.001 to 2.500................       127     $ 65,290,774.11        10.28%
2.501 to 3.000................     1,349      568,832,573.90        89.55
3.001 to 3.500................         1          454,338.00         0.07
3.501 to 4.000................         1          650,000.00         0.10
                                   -----     ---------------       ------
   TOTAL:.....................     1,478     $635,227,686.01       100.00%
                                   =====     ===============       ======

----------
(1)  As of the Cut-off Date, the weighted  average Minimum  Mortgage Rate of the
     Mortgage Loans was approximately 2.700% per annum.

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